SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                January 31, 2002

                               Aphton Corporation
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             (Exact name of registrant as specified in its charter)

              Delaware                                  0-19122                               95-3640931
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   (State or Other Jurisdiction of              (Commission File Number)            (I.R.S. Employer Identification
           Incorporation)                                                                       Number)

          444 Brickell Avenue, Suite 51-507, Miami, Florida 33131-2492
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               (Address of principal executive offices) (zip code)

                                 (305) 374-7338
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On January 31, 2002, Aphton Corporation (the "Company") announced that the SEC declared its registration statement on Form S-3 effective to sell 1.5 million shares of common stock. The proceeds of the financing will be used for general corporate purposes, including to fund the Company's on-going clinical trials and operations.

     A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state.

     The Company is a biopharmaceutical company in one Phase III and three Phase II clinical trials developing products using its innovative vaccine-like technology for neutralizing hormones that participate in gastrointestinal system and reproductive system cancer and non-cancer diseases; and for the prevention of pregnancy. The Company has several strategic alliances including strategic alliances with Aventis Pasteur (NYSE:AVE - news) and GlaxoSmithKline (NYSE:GSK - news).


ITEM 7.  EXHIBITS.

         (a)  Financial statements and pro forma financial information.

              None.

         (b)  Exhibits.

              99.1  Text of Press Release of the Company dated January 31, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   APHTON CORPORATION
                                   (Registrant)

                                   By:/s/ Frederick W. Jacobs
                                      ------------------------------------------
                                      Name: Frederick W. Jacobs
                                      Title: Vice President, Treasurer and Chief
                                             Accounting Officer

Dated: January 31, 2002